Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 24, 2016 (except Note 10, Subsequent Events — Distributions and Stock Dividends, as to which the date is September 13, 2016), in Post-Effective Amendment No. 1 to the Registration Statement (Form S-11 No. 333-207471) and related Prospectus of KBS Growth & Income REIT, Inc. for the registration of $2,300,000,000 in shares of its common stock.
/s/ Ernst & Young LLP
Irvine, California
September 13, 2016